Exhibit 10.15

MTR GAMING GROUP, INC.

$130,000,000 9 3/4% Senior Notes due 2010

PURCHASE AGREEMENT

        March 19, 2003

JEFFERIES & COMPANY, INC.
WELLS FARGO SECURITIES, LLC
c/o Jefferies & Company, Inc.
11100 Santa Monica Boulevard
10th Floor
Los Angeles, California 90025

Ladies and Gentlemen:

        Each of MTR Gaming Group, Inc., a Delaware corporation (the "Company"), and each Guarantor (as defined below) hereby agrees with you as follows:

        1.    Issuance of Securities. The Company proposes to issue and sell to the initial purchasers listed on Schedule 1 hereto (each, an "Initial Purchaser" and, together, the "Initial Purchasers"), and the Initial Purchasers propose to purchase, $130,000,000 aggregate principal amount of the Company's 9 3/4% Senior Notes due 2010, Series A (the "Series A Notes"). The Series A Notes will be issued pursuant to an indenture (the "Indenture"), to be dated as of the Closing Date (as defined below), among the Company, the Guarantors, and Wells Fargo Bank Minnesota, National Association, as trustee (the "Trustee"). The Series A Notes and the Series B Notes (as defined below), each with the Guarantee (as defined below) endorsed thereon, are collectively referred to herein as the "Notes."

        Each of the entities listed on Schedule 2 hereto and any future subsidiary guarantors party to the Indenture (such entities and such future subsidiary guarantors, each a "Guarantor" and collectively the "Guarantors") will fully and unconditionally guarantee on a senior unsecured basis the obligations under the Notes and the Indenture (the "Guarantees"), including the payment of principal, interest, premium, if any, and Liquidated Damages (as defined in the Offering Circular), if any, on the Notes. The Company and the Guarantors are sometimes collectively referred to herein as the "Company Entities."

        The Series A Notes will be offered and sold to the Initial Purchasers pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended (the "Act"). The Company and the Guarantors have prepared a preliminary offering circular, dated March 10, 2003 (the "Preliminary Offering Circular"), and a final offering circular, dated March 20, 2003 (the "Offering Circular"), relating to the offer and sale of the Series A Notes (the "Offering").

        Upon original issuance thereof, and until such time as the same is no longer required under the Indenture or the applicable requirements of the Act, the Series A Notes shall bear the following legend:

  THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY, PRIOR TO THE DATE WHICH IS TWO YEARS (OR SUCH OTHER PERIOD THAT MAY HEREAFTER BE PROVIDED UNDER RULE 144(k) UNDER THE SECURITIES ACT AS PERMITTING RESALES OF

  RESTRICTED SECURITIES BY NON-AFFILIATES WITHOUT RESTRICTION) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH EITHER OF THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) (THE "RESALE RESTRICTION TERMINATION DATE") ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (E) OR (F) ABOVE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE AND IN EACH CASE IN ACCORDANCE WITH APPLICABLE SECURITIES LAWS OF ANY U.S. STATE OR ANY OTHER APPLICABLE JURISDICTION. THE HOLDER OF THIS SECURITY AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

        2.    Agreements to Sell and Purchase. On the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions hereof, the Company shall issue and sell to each of the Initial Purchasers (and, in order to induce the Initial Purchasers to purchase the Series A Notes, the Guarantors shall enter into the Guarantees, and each of the Initial Purchasers, severally and not jointly, shall purchase from the Company, the principal amount of Series A Notes set forth opposite the name of such Initial Purchaser on Schedule 1 hereto. The purchase price for the Series A Notes shall be 95.931% of the principal amount thereof.

        3.    Terms of Offering. The Initial Purchasers have advised the Company that the Initial Purchasers will make offers to sell (the "Exempt Resales") the Series A Notes purchased by the Initial Purchasers hereunder on the terms set forth in the Offering Circular, as amended or supplemented, solely to persons whom the Initial Purchasers reasonably believe to be (a)"qualified institutional buyers," as defined in Rule 144A under the Act ("QIBs"), (b) persons permitted to purchase Series A Notes in offshore transactions in reliance upon Regulation S under the Act (each, a "Regulation S Purchaser") or (c) a limited number of institutional "accredited investors," as defined in Rule 501(a)(1), (2), (3) or (7) under the Act that make certain representations and warranties to the Company as set forth in the

Accredited Investor Letter attached as Annex A to the Offering Circular ("Accredited Investors" and, together with QIBs and Regulation S Purchasers, "Eligible Purchasers").

        Holders of the Series A Notes (including subsequent transferees) will have the registration rights set forth in the registration rights agreement (the "Registration Rights Agreement"), to be executed on and dated as of the Closing Date. Pursuant to the Registration Rights Agreement, the Company and the Guarantors will agree, among other things, to file with the Securities and Exchange Commission (the "Commission") under the circumstances set forth therein (a) a registration statement under the Act (the "Exchange Offer Registration Statement") relating to, among other things, the 9 3/4% Senior Notes due 2010, Series B, of the Company (the "Series B Notes"), identical in all material respects to the Series A Notes, including with respect to the Guarantees thereof (except that the Series B Notes shall have been registered pursuant to such registration statement), to be offered in exchange for the Series A Notes (such offer to exchange being referred to as the "Registered Exchange Offer"), and (b) under certain circumstances, a shelf registration statement pursuant to Rule 415 under the Act (the "Shelf Registration Statement") relating to the resale by certain holders of the Series A Notes.

        In addition, in connection with the Offering, (i) the Company shall repay on the Closing Date with a portion of the proceeds from the Offering all amounts owed under its Second Amended and Restated Credit Agreement with Wells Fargo, National Association (the "Existing Credit Facility"); and (ii) concurrently with or shortly after the Closing Date, the Company expects to enter into a Third Amended and Restated Credit Agreement with Wells Fargo, National Association (the "New Credit Facility").

        This Agreement, the Indenture, the Registration Rights Agreement, the Notes and the Guarantees collectively are referred to herein as the "Operative Documents." The New Credit Facility, together with the Operative Documents and all other documents or instruments executed by either of the Company or any of the Subsidiaries in connection with the transactions contemplated thereby or by the Operative Documents, collectively are referred to herein as the "Transaction Documents." The transactions contemplated by the Transaction Documents, including, without limitation, the Offering and the application of the proceeds therefrom as described in the Offering Circular (including the repayment of all amounts owed under the Existing Credit Facility), the issuance and sale of the Notes in accordance with this Agreement and the borrowing (if any) under the New Credit Facility, collectively are referred to herein as the "Transactions."

        4.    Delivery and Payment. Delivery to the Initial Purchasers of and payment for the Series A Notes shall be made at a Closing (the "Closing") to be held at 9:00 a.m., New York City time, on March 25, 2003, (such time and date, the "Closing Date") at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036. The Closing Date and the location of delivery of and the form of payment for the Series A Notes may be varied by agreement between the Initial Purchasers and the Company.

        The Company shall deliver to the Initial Purchasers one or more certificates representing the Series A Notes (the "Global Securities"), each in definitive form, registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"), or such other names as the Initial Purchasers may request upon at least two Business Day's notice to the Company, in an amount corresponding to the aggregate principal amount of the Series A Notes sold pursuant to Exempt Resales to QIBs and to Accredited Investors, respectively, in each case against payment by the Initial Purchasers of the purchase price therefore by immediately available Federal funds bank wire transfer to such bank account as the Company shall designate to the Initial Purchasers at least two Business Days prior to the Closing. "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in The City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.

        The Global Securities in definitive form shall be made available to the Initial Purchasers for inspection at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036 (or such other place as shall be acceptable to the Initial Purchasers) not later than 9:30 a.m., New York City time, one Business Day immediately preceding the Closing Date.

        5.    Agreements of the Company Entities. Each of the Company Entities, jointly and severally, hereby agrees:

          (a)  Certain Events. To (i) advise the Initial Purchasers promptly after obtaining knowledge (and, if requested by the Initial Purchasers, confirm such advice in writing) of (A) the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any of the Series A Notes for offer or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any state securities commission or other regulatory authority, and (B) the happening of any event that makes any statement of a material fact made in the Offering Circular untrue or that requires the making of any additions to or changes in the Offering Circular in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, (ii) use its best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption from qualification of any of the Notes under any state securities or Blue Sky laws, and (iii) if at any time any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of any of the Series A Notes under any such laws, use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

          (b)  Offering Circular. At any time prior to the completion of the resale by the Initial Purchasers of all of the Series A Notes pursuant to Exempt Resales, to (i) furnish the Initial Purchasers and those persons identified by the Initial Purchasers to the Company, without charge, as many copies of the Preliminary Offering Circular and the Offering Circular, and any amendments or supplements thereto, as the Initial Purchasers may reasonably request, and (ii) promptly prepare, upon the Initial Purchasers' request, any amendment or supplement to the Offering Circular that the Initial Purchasers deem may be necessary in connection with Exempt Resales (and the Company Entities hereby consent, subject to the Initial Purchasers' compliance with their representations and warranties set forth in Section 7, to the use of the Preliminary Offering Circular and the Offering Circular, and any amendments and supplements thereto, by the Initial Purchasers in connection with Exempt Resales).

          (c)  Notice of Amendment or Supplement. Not to amend or supplement the Offering Circular prior to the Closing Date, or at any time prior to the completion of the resale by the Initial Purchasers of all of the Series A Notes, unless the Initial Purchasers shall previously have been advised thereof and shall not have objected thereto within three Business Days after being furnished a copy thereof.

          (d)  Preparation of Amendments and Supplements. At any time prior to the completion of the resale by the Initial Purchasers of all of the Series A Notes pursuant to Exempt Resales, (i) if any event shall occur as a result of which, in the reasonable judgment of the Company or the Initial Purchasers or their respective counsel, it becomes necessary or advisable to amend or supplement the Offering Circular in order to make the statements therein, in the light of the circumstances under which they were made and when such Offering Circular is delivered to an Eligible Purchaser, not misleading, or if it is necessary to amend or supplement the Offering Circular to comply with Applicable Law (as defined below), forthwith to prepare an appropriate amendment or supplement to the Offering Circular (in form and substance satisfactory to the Initial Purchasers) so that as so amended or supplemented, (A) the Offering Circular will not include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made and when such

  Offering Circular is so delivered, not misleading, and (B) the Offering Circular will comply with Applicable Law, and (ii) if it becomes necessary or advisable to amend or supplement the Offering Circular so that the Offering Circular will contain all of the information specified in, and meet the requirements of, Rule 144A(d)(4) under the Act, forthwith to prepare an appropriate amendment or supplement to the Offering Circular (in form and substance satisfactory to the Initial Purchasers) so that the Offering Circular, as so amended or supplemented, will contain the information specified in, and meet the requirements of, such Rule.

          (e)  Qualification of Securities. Prior to the completion of the resale by the Initial Purchasers of all of the Series A Notes pursuant to Exempt Resales, to cooperate with the Initial Purchasers and the Initial Purchasers' counsel in connection with the qualification of the Series A Notes under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may request and continue such qualification in effect so long as reasonably required for Exempt Resales, and to file such consents to service of process or other documents as may be necessary in order to effect such qualification; provided, that none of the Company Entities shall be required in connection therewith to file any general consent to service of process or to register or qualify as a foreign corporation in any jurisdiction where it is not now so qualified or to subject itself to general taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

          (f)    Costs and Expenses. Whether or not any of the Transactions are consummated or this Agreement is terminated, to pay (i) all costs, expenses, fees and taxes incident to and in connection with the performance of the obligations of the Company Entities under this Agreement, including: (A) the preparation, printing and distribution of the Preliminary Offering Circular and the Offering Circular and all amendments and supplements thereto (including, without limitation, financial statements and exhibits), and all preliminary and final Blue Sky memoranda and all other agreements, memoranda, correspondence and other documents prepared and delivered in connection herewith (including the furnishing of copies of the foregoing to the Initial Purchasers and such other persons as the Initial Purchasers may designate), (B) the printing, processing and distribution (including, without limitation, word processing and duplication costs) and delivery of, and performance under, each of the Transaction Documents and any other agreements or documents in connection with the Transactions, (C) the preparation, issuance and delivery of the Notes, including the fees and expenses of the Trustee (including reasonable fees and expenses of its counsel) and the cost of their respective personnel, and all costs and expenses related to the delivery of the Notes to the Initial Purchasers and pursuant to Exempt Resales, including any transfer or other taxes payable thereon, and (D) the qualification of the Notes for offer and sale under the securities or Blue Sky laws of the several states (including, without limitation, filing fees and reasonable fees and disbursements of the Initial Purchasers' counsel relating to such registration or qualification and the preparation of memoranda related thereto); (ii) all fees and expenses of the counsel and accountants of the Company Entities; (iii) all expenses and listing fees in connection with the application for quotation of the Series A Notes in The Portal Market ("PORTAL") of the National Association of Securities Dealers, Inc. (the "NASD"); (iv) all fees and expenses (including fees and expenses of counsel) of the Company in connection with approval of the Notes by DTC for "book-entry" transfer; (v) all fees charged by rating agencies in connection with the rating of the Notes; (vi) the costs and charges of any transfer agent, registrar and/or depositary (including DTC); (vii) all costs and expenses of the Registered Exchange Offer, the Exchange Offer Registration Statement and any Shelf Registration Statement, as set forth in the Registration Rights Agreement; (viii) all fees and expenses (including reasonable fees and expenses of counsel, subject to any limitations set forth in the engagement letter between the Company and the Initial Purchasers) incurred by the Initial Purchasers in connection with the preparation, negotiation and execution of the Transaction Documents and the consummation of the Transactions; and (ix) all other costs and expenses incident and necessary to the performance of the obligations of the Company Entities for which provision is not otherwise made in this section.

          (g)  Use of Proceeds. To use its reasonable best efforts to use the proceeds from the sale of the Series A Notes in the manner described in the Offering Circular under the caption "Use of Proceeds."

          (h)  Waiver of Certain Laws. To the extent it may lawfully do so, not to insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension usury or other law, wherever enacted, now or at any time hereafter in force, that would prohibit or forgive the payment of all or any portion of the principal of or interest on the Notes, or that may affect the covenants or the performance of the Indenture (and, to the extent it may lawfully do so, the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power granted to the Trustee in the Indenture but shall suffer and permit the execution of every such power as though no such law had been enacted).

          (i)    Integration. Not to, and to ensure that no affiliate (as defined in Rule 501(b) under the Act) of any of the Company Entities will, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Act) that would be integrated with the sale of the Series A Notes in a manner that would require the registration under the Act of the sale to the Initial Purchasers or of the offers or sales of Series A Notes pursuant to Exempt Resales.

          (j)    Rule 144A Information. For so long as any of the Series A Notes remain outstanding, during any period in which the Company is not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to make available, upon request, to any holder of the Notes in connection with any sale thereof and any prospective Eligible Purchaser of such Notes from such holder, the information required by Rule 144A(d)(4) under the Act.

          (k)  DTC. To obtain the approval of DTC for "book entry" transfer of the Notes, and to comply with the representation letter of the Company and the Guarantors to DTC relating to the approval of the Notes by DTC for "book entry" transfer.

          (l)    PORTAL. To use its best efforts to effect the inclusion of the Series A Notes in PORTAL and to use its best efforts to maintain the listing of the Series A Notes on PORTAL for so long as the Series A Notes are outstanding.

          (m)  Reporting Requirements. For so long as any of the Notes are outstanding, and whether or not required to do so by the rules and regulations of the Commission, (i) to furnish to the Trustee and deliver or cause to be delivered to the holders of the Notes and the Initial Purchasers, within 15 days after the Company is or would have been required to file such with the Commission, (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including for each a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's independent certified public accountants and (B) all information that would be required to be contained in a filing with the Commission on Form 8-K if the Company were required to file such reports, and (ii) from and after the time the Exchange Offer Registration Statement or the Shelf Registration Statement (or other registration statement under the Act with respect to the Notes) is filed with the Commission, to file such information with the Commission so long as the Commission will accept such filings.

          (n)  No Selling Efforts or General Solicitation. Except in connection with the Registered Exchange Offer or the filing of the Shelf Registration Statement, not to, and not to authorize or permit any person acting on its behalf to, (i) distribute any offering material in connection with the offer and sale of the Series A Notes other than the Preliminary Offering Circular and the Offering Circular and any amendments and supplements to the Offering Circular prepared in compliance with Section 5(d), or (ii) solicit any offer to buy or offer to sell the Series A Notes by means of any form of general solicitation or general advertising (including, without limitation, as such terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

          (o)  No Similar Offerings. Not to, and to ensure that no affiliate (as defined in Rule 501(b) of the Act) of the Company will, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Act) that would be integrated with the sale of the Series A Notes in a manner that would require the registration under the Act of the sale to the Initial Purchasers or to the Eligible Purchasers of the Series A Notes.

          (p)  ERISA. At any time prior to the completion of the resale by the Initial Purchasers of the Series A Notes, to notify the Initial Purchasers promptly in writing if any of the Company Entities or any of their Affiliates becomes a party in interest or a disqualified person with respect to any employee benefit plan, other than any plan set forth in Schedule 6(jj) hereto, and to identify such plans. The terms "ERISA," "Affiliates," "party in interest," "disqualified person" and "employee benefit plan" shall have the meanings as set forth in Section 6(jj) hereof.

          (q)  Performance of Agreements. To comply with all of its agreements set forth in the Transaction Documents in all material respects, and to use its reasonable best efforts to do and perform all things required or necessary to be done and performed under the Operative Documents by it prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Series A Notes and the Guarantees.

        6.    Representations and Warranties of the Company Entities. Each of the Company Entities, jointly and severally, represents and warrants to the Initial Purchasers that:

          (a)  Offering Circular. The Preliminary Offering Circular as of its date did not, and the Offering Circular, as of its date does not and as of the Closing Date will not, and each supplement or amendment thereto as of its date will not, contain any untrue statement of a material fact or omit to state any material fact (except, in the case of the Preliminary Offering Circular, for pricing terms and other financial terms intentionally left blank) necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing representation and warranty made in this Section 6(a) shall not apply to any statements or omissions made in reliance on and in conformity with information relating to the Initial Purchasers furnished in writing to the Company by the Initial Purchasers specifically for inclusion in the Preliminary Offering Circular or the Offering Circular. The parties hereto acknowledge that for purposes of this Agreement (including this Section 6(a) and Section 8) the only information furnished in writing to the Company by the Initial Purchasers specifically for inclusion in the Preliminary Offering Circular or the Offering Circular is the information set forth (i) on the cover page of the Offering Circular with respect to the price of the Notes, (ii) in the 3rd paragraph on page 110 of the Offering Circular concerning offering the Notes for resale by the Initial Purchasers, (iii) in the 4th paragraph on page 110 of the Offering Circular concerning market-making by the Initial Purchasers, (iv) in the 5th paragraph on page 110 of the Offering Circular concerning stabilization by the Initial Purchaser and (v) in the 7th paragraph on page 111 of the Offering Circular concerning the affiliation of the Initial Purchasers and their respective affiliates with the Company and its affiliates (such information described in the immediately preceding clauses (i) through (v) of this Section 6(a), the "Furnished Information"). Each of the Preliminary Offering Circular and the Offering Circular, as of their respective dates contained, and the Offering Circular, as of the Closing Date and as amended or supplemented, will contain, all of the information specified in, and meet the requirements of, Rule 144A(d)(4) under the Act. Each of the Transaction Documents, as executed and delivered, and each of the Transactions conforms to the description thereof in the Offering Circular.

          (b)  144A Eligibility. When the Series A Notes and the Guarantees are issued and delivered pursuant to this Agreement, neither the Series A Notes nor the Subsidiary Guarantees will be of the same class (within the meaning of Rule 144A under the Act) as any security of the Company or the Guarantors that is listed on a national securities exchange registered under Section 6 of the Exchange Act or that is quoted in a United States automated inter-dealer quotation system.

          (c)  Due Organization; Good Standing. Each of the Company Entities (i) has been duly organized, is validly existing and is in good standing under the laws of its jurisdiction of organization, (ii) has all requisite power and authority to conduct and carry on its business and to own, lease, use and operate its properties and assets as described in the Offering Circular, and (iii) is duly qualified or licensed to do business and is in good standing as a foreign corporation, authorized to do business in each jurisdiction in which the nature of its business or the ownership, leasing, use or operation of its properties and assets requires such qualification or licensing, except where the failure to be so qualified or licensed would not, singly or in the aggregate, have a material adverse effect on (A) the properties, business, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, (B) the ability of any of the Company Entities to perform its obligations under any of the Transaction Documents or (C) the validity of any of the Transaction Documents or the consummation of any of the Transactions (each, a "Material Adverse Effect").

          (d)  Subsidiaries. Immediately following the Closing, the only subsidiaries of the Company will be the direct or indirect subsidiaries of the Company listed on Schedule 6(d) hereto (collectively, the "Subsidiaries" and each, a "Subsidiary") and the Company will directly own 100% of the outstanding shares of capital stock in each Subsidiary, in each case, free and clear of all Liens (as defined in the Offering Circular), except Permitted Liens (as defined in the Offering Circular). Except as disclosed in the Offering Circular, there are no outstanding (i) securities convertible into or exchangeable for any capital stock of any of the Company Entities or any of the Subsidiaries, (ii) options, warrants or other rights to purchase or subscribe for any capital stock or any securities convertible into or exchangeable for any capital stock of any of the Company Entities or (iii) contracts, commitments, agreements, understandings, arrangements, undertakings, rights, calls or claims of any kind relating to the issuance of any capital stock of any of the Company Entities or any of the Subsidiaries, any such convertible or exchangeable securities or any such options, warrants or rights. Except as set forth above, immediately following the Closing, none of the Company Entities will directly or indirectly own any capital stock of or other equity interest in any person.

          (e)  Capitalization. All of the outstanding shares of capital stock of each of the Company and each of the Subsidiaries have been duly authorized, are validly issued, fully paid and nonassessable, and were not issued in violation of, and are not subject to, any preemptive or similar rights. The table under the caption "Capitalization" in the Offering Circular (including the footnotes thereto) sets forth, as of its date, the pro forma capitalization of the Company and the Subsidiaries, on a consolidated basis, after giving effect to the Transactions. Immediately following the Closing, except as set forth in such table, neither of the Company nor any of the Subsidiaries will have any liabilities, absolute, accrued, contingent or otherwise other than: (i) liabilities that are reflected in the Company Financial Statements (as defined below), (ii) loans made under the New Credit Facility or (iii) liabilities incurred subsequent to September 30, 2002, in the ordinary course of business, consistent with past practice, that would not, singly or in the aggregate, have a Material Adverse Effect.).

          (f)    No Other Registration Rights. Except for this Agreement and the Registration Rights Agreement and, except for (i) agreements between the Company and its directors and officers relating to the registration of shares underlying stock options granted in the ordinary course of the Company's business and (ii) registration of Track Contingent Earnout Payments (as defined in the Offering Circular) in connection with the Company's acquisition of Scioto Downs, Inc., there are no contracts, commitments, agreements, arrangements, understandings or undertakings of any kind to which any of the Company Entities or any of the Subsidiaries is a party, or by which any of them is bound, granting to any person the right (i) to require either of the Company or any Subsidiary to file a registration statement under the Act with respect to any securities of either of the Company of any Subsidiary or requiring either of the Company or any Subsidiary to include such securities with the Notes registered pursuant to any registration statement, or (ii) to purchase or offer to purchase any securities of any of the Company Entities or any of their respective affiliates.

          (g)  Power and Authority. Each of the Company Entities has all requisite power and authority to execute and deliver, and to perform its obligations under, the Transaction Documents to which it is a party and to consummate the Transactions.

          (h)  Authorization of this Agreement. This Agreement and the Transactions contemplated hereby (including, without limitation, the Offering and the issuance and sale of the Notes in accordance with this Agreement) have been duly authorized by each of the Company Entities, and this Agreement has been validly executed and delivered by, and is the legal, valid and binding obligation of, each of the Company Entities, enforceable against each of the Company Entities in accordance with its terms, except that (i) such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally, (ii) any rights of acceleration and the availability of equitable remedies may be subject to general principles of equity (whether considered in a proceeding in equity or at law), and (iii) the enforceability of the provisions of Section 8 providing for the indemnification of or contribution to a party with respect to a liability may be limited if such provisions violate or are contrary to public policy under applicable law.

          (i)    Authorization of Indenture. The Indenture and the Transactions contemplated thereby have been duly authorized by each of the Company and the Guarantors and, on the Closing Date, the Indenture will have been validly executed and delivered by, and will be the legal, valid and binding obligation of, each of the Company and the Guarantors, enforceable against each of the Company and the Guarantors in accordance with its terms, except that (i) such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) any rights of acceleration and the availability of equitable remedies may be subject to general principles of equity (whether considered in a proceeding in equity or at law). On the Closing Date, the Indenture will conform to the requirements of the Trust Indenture Act of 1939, as amended (the "TIA"), applicable to an indenture that is required to be qualified under the TIA.

          (j)    Authorization of Registration Rights Agreement. The Registration Rights Agreement and the Transactions contemplated thereby have been duly authorized by each of the Company and the Guarantors and, on the Closing Date, the Registration Rights Agreement will have been validly executed and delivered by, and will be the legal, valid and binding obligation of, each of the Company and the Guarantors, enforceable against each of the Company and the Guarantors in accordance with its terms, except that (i) such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally, (ii) any rights of acceleration and the availability of equitable remedies may be subject to general principles of equity (whether considered in a proceeding in equity or at law), and (iii) the enforceability of the provisions of Section 8 thereof providing for the indemnification of or contribution to a party with respect to a liability may be limited if such provisions violate or are contrary to public policy under applicable law.

          (k)  Authorization of Series A Notes. The Series A Notes have been duly authorized by the Company for issuance and sale to the Initial Purchasers pursuant to this Agreement and, on the Closing Date, will have been validly executed, authenticated, issued and delivered by the Company in accordance with the terms of this Agreement and the Indenture. When the Series A Notes have been issued, executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, the Series A Notes will be legal, valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except to the extent that (i) such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) any rights of acceleration and the availability of equitable remedies may be subject to general principles of equity (whether considered in a proceeding in equity or at law). The Series A Notes rank and will rank on a parity with all senior Indebtedness (as defined in the Offering Circular) of the Company that is outstanding on the date hereof or that may be incurred hereafter and senior to all subordinated Indebtedness of the Company that is outstanding on the date hereof or that may be incurred hereafter.

          (l)    Authorization of Series B Notes. The Series B Notes have been duly authorized by the Company and, when issued in the Registered Exchange Offer, (A) will have been validly executed, authenticated, issued and delivered in accordance with the terms of the Indenture, the Registration Rights Agreement and the Registered Exchange Offer and (B) will be legal, valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except to the extent that (i) such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) any rights of acceleration and the availability of equitable remedies may be subject to general principles of equity (whether considered in a proceeding in equity or at law). The Series B Notes rank and will rank on a parity with all senior Indebtedness of the Company that is outstanding on the date hereof or that may be incurred hereafter and senior to all subordinated Indebtedness of the Company that is outstanding on the date hereof or that may be incurred hereafter.

          (m)  Authorization of Guarantees of Series A Notes. The Guarantee to be endorsed on the Series A Notes by each Guarantor has been duly authorized by each such Guarantor and, on the Closing Date, will have been validly executed and delivered by each such Guarantor in accordance with the terms of the Indenture. When the Series A Notes have been issued, executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, the Guarantee of each Guarantor endorsed on the Series A Notes will be the legal, valid and binding obligation of each such Guarantor, enforceable against each such Guarantor in accordance with its terms, except to the extent that (i) such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) any rights of acceleration and the availability of equitable remedies may be subject to general principles of equity (whether considered in a proceeding in equity or at law). The Guarantees to be endorsed on the Series A Notes rank and will rank on a parity with all senior Indebtedness of the Guarantors that is outstanding on the date hereof or that may be incurred hereafter and senior to all subordinated Indebtedness of the Guarantors that is outstanding on the date hereof or that may be incurred hereafter.

          (n)  Authorization of Guarantees of Series B Notes. The Guarantee to be endorsed on the Series B Notes by each Guarantor has been duly authorized by each such Guarantor and, when the Series B Notes are issued, will have been validly executed and delivered by each such

  Guarantor in accordance with the terms of the Indenture, the Registration Rights Agreement and the Registered Exchange Offer. When the Series B Notes have been issued, executed and authenticated in accordance with the terms of the Registered Exchange Offer and the Indenture, the Guarantee of each Guarantor endorsed on the Series B Notes will be the legal, valid and binding obligation of each such Guarantor, enforceable against each such Guarantor in accordance with its terms, except to the extent that (i) such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) any rights of acceleration and the availability of equitable remedies may be subject to general principles of equity (whether considered in a proceeding in equity or at law). The Guarantees to be endorsed on the Series B Notes will rank on a parity with all senior Indebtedness of the Guarantors that is outstanding on the date hereof or that may be incurred hereafter and senior to all Subordinated Indebtedness of the Guarantors that is outstanding on the date hereof or that may be incurred hereafter.

          (o)  Authorization of the New Credit Facility. The New Credit Facility and the Transactions contemplated thereby have been duly authorized by the Company and each Guarantor party thereto, and when the New Credit Facility is entered into, the New Credit Facility will have been validly executed and delivered by the Company and each Guarantor party thereto. When the New Credit Facility has been executed and delivered by the Company and each Guarantor party thereto, and assuming the due authorization, execution and delivery of the New Credit Facility by parties thereto other than the Company and the Guarantors party thereto, the New Credit Facility will be the legal, valid and binding obligation of, the Company and each Guarantor party thereto, enforceable against the Company and each Guarantor party thereto in accordance with its terms, except that (i) such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) any rights of acceleration and the availability of equitable remedies may be subject to general principles of equity (whether considered in a proceeding in equity or at law).

          (p)  No Violation. The Company is not in violation of its certificate of incorporation or bylaws (the "Company Charter Documents"), and none of the Guarantors is in violation of its certificate of incorporation or bylaws (the "Guarantor Charter Documents" and, collectively with the Company Charter Documents, the "Charter Documents"). Neither the Company nor any of the Subsidiaries is (i) in violation of any federal, state, local or foreign statute, law or ordinance, or any judgment, decree, rule, regulation or order, including, without limitation, the West Virginia Racing Commission, the West Virginia Lottery Commission, the Nevada Gaming Commission, the Nevada State Gaming Control Act, the Pennsylvania State Horse Racing Commission and the Ohio State Racing Commission, in each case including the rules and regulations promulgated thereunder (collectively, "Applicable Law"), of any government, governmental or regulatory agency or body (including, without limitation, the West Virginia Racing Commission, the West Virginia Lottery Commission, the Nevada Gaming Commission, the Nevada State Gaming Control Board, the Pennsylvania State Horse Racing Commission, the Ohio State Racing Commission or other applicable gaming authority (each, a "Gaming/Racing Authority")), court, arbitrator or self-regulatory organization, domestic or foreign (each, a "Governmental Authority"), other than violations that would not, singly or in the aggregate, have a Material Adverse Effect, or (ii) in breach of or default under any bond, debenture, note or other evidence of indebtedness, indenture, mortgage, deed of trust, lease or any other agreement or instrument to which any such person is a party or by which any of them or any of their respective property is bound (collectively, "Applicable Agreements"), other than breaches or defaults that would not, singly or in the aggregate, have a Material Adverse Effect. There exists no condition that, with the passage of time or otherwise, would (x) constitute a violation of such Charter Documents or Applicable Laws or (y) constitute a breach of or default under any Applicable Agreement or (z) result in the imposition of any penalty or the acceleration of any indebtedness, other than, in the case of the immediately preceding clauses (y) and (z), such breaches, penalties or defaults that would not, singly or in the aggregate, have a Material Adverse Effect. All Applicable Agreements are in full force and effect and are legal, valid and binding obligations, and no default has occurred or is continuing thereunder, other than such defaults that would not, singly or in the aggregate, have a Material Adverse Effect.

          (q)  No Conflict. None of the execution, delivery or performance of any of the Transaction Documents, nor the compliance with the terms and provisions thereof, nor the consummation of any of the Transactions shall conflict with, violate, constitute a breach of or a default (with the passage of time or otherwise) under, result in the imposition of a Lien on any assets or capital stock of or membership interests in either of the Company or any of the Subsidiaries (except as created by the Indenture), or result in an acceleration of indebtedness under or pursuant to, (i) the Charter Documents, (ii) any Applicable Agreement or (iii) any Applicable Law. After giving effect to the Transactions, no Default or Event of Default (each, as defined in the Offering Circular) will exist.

          (r)  Permits. No permit, certificate, authorization, approval, consent, license or order of, or filing, registration, declaration or qualification with, any Governmental Authority or any other person (collectively, "Permits") is required in connection with, or as a condition to, the execution, delivery or performance of any of the Transaction Documents, the compliance with the terms and provisions thereof or the consummation of any of the Transactions, other than (i) such Permits as have been made or obtained on or prior to the Closing Date, which Permits are in full force and effect on the Closing Date, (ii) the filing and approval of (A) the Exchange Offer Registration Statement and, if required by the Registration Rights Agreement, the Shelf Registration Statement and (B) the Guarantee of the Series B Notes by Speakeasy Gaming of Las Vegas, Inc., with the Nevada Gaming Commission and the Nevada Gaming Control Board, (iii) the order of the Commission declaring the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, effective (the Permits described in clause (ii) and (iii) of this Section 6(r), collectively, the "Post-Closing Permits") and (iv) such Permits the failure of which to make or obtain would not, singly or in the aggregate, have a Material Adverse Effect.

          (s)  No Proceedings. Except as disclosed in the Offering Circular, there is no action, claim, suit, demand, hearing, notice of violation or deficiency, or proceeding (including, without limitation, any investigation or partial proceeding, such as a deposition), domestic or foreign (collectively, "Proceedings"), pending or, to the knowledge of the Company Entities, threatened (i) either with respect to any of the Company Entities in connection with, or that seeks to restrain, enjoin, prevent the consummation of, or otherwise challenge, any of the Transaction Documents or any of the Transactions, or (ii) that could, singly or in the aggregate, have a Material Adverse Effect. None of the Company Entities is subject to any judgment, order, decree, rule or regulation of any Governmental Authority that could, singly or in the aggregate, have a Material Adverse Effect. No injunction or order has been issued and no Proceeding is pending or, to the knowledge of the Company Entities, threatened that (i) asserts that the offer, sale and delivery of the Series A Notes and the Guarantees to the Initial Purchasers pursuant to this Agreement or the initial resale of the Series A Notes and the Guarantees by the Initial Purchasers in the manner contemplated by this Agreement is subject to the registration requirements of the Act, or (ii) would prevent or suspend the issuance or sale of the Notes, including the Exempt Resales, or the use of the Preliminary Offering Circular, the Offering Circular, or any amendment or supplement thereto, in any jurisdiction.

          (t)    Regulated Persons. Except with respect to planned operations in Pennsylvania and Ohio, each of the Company Entities and each of their respective directors, members, managers, officers, employees and agents (each of the Company Entities and each of such other persons, a "Regulated Person" and, collectively, the "Regulated Persons") has, and is in compliance with the terms and conditions of, all Permits (including, without limitation, Permits with respect to engaging in gaming and/or racing operations, as applicable and, if required, Permits from the Ohio State Racing Commission), necessary or advisable to own, lease, use and operate the properties and assets and to conduct and carry on the businesses described in the Offering Circular, other than (i) such Permits the failure of which to have would not, singly or in the aggregate, have a Material Adverse Effect and (ii) Post-Closing Permits. All such Permits are valid and in full force and effect. Each of the Regulated Persons is in compliance with the terms and conditions of all Permits (including, without limitation, Permits with respect to engaging in gaming and/or racing operations, as applicable) necessary or advisable to own, lease, use and operate the properties and assets and to conduct and carry on the businesses described in the Offering Circular, other than where such failure to be in compliance would not, singly or in the aggregate, have a Material Adverse Effect. None of the execution, delivery or performance of any of the Transaction Documents, nor the compliance with the terms and provisions thereof, nor the consummation of any of the Transactions will allow or result in, and no event has occurred which allows or results in, or after notice or lapse of time would allow or result in, the imposition of any material penalty under, or the revocation or termination of, any such Permit or any material impairment of the rights of the holder of any such Permit. None of the Company Entities has any reason to believe that any issuer is considering limiting, conditioning, suspending, modifying, revoking or not renewing any such Permit.

          (u)  No Investigations of Regulated Persons. To the knowledge of the Company Entities, (i) no Governmental Authority is investigating any Regulated Person, and (ii) there is no basis for any of the Gaming/Racing Authorities to deny the renewal of the current Permits held by any of the Regulated Persons, except for (A) customary investigations of Nevada-regulated Company Entities by the Nevada State Gaming Control Board and the Nevada Gaming Commission in connection with a new application process to obtain necessary Permits for gaming operations following the expiration of the current limited Permits in October 2003 or (B) ordinary course investigations.

          (v)  Title to Assets. Immediately following the Closing, each of the Company and the Subsidiaries (i) will have good and marketable title, free and clear of all Liens (other than Permitted Liens), to all property and assets described in the Offering Circular as being owned by it, (ii) will enjoy peaceful and undisturbed possession under all leases to which it is a party as lessee and (iii) will hold a valid leasehold interest with respect to each such lease.

          (w)  Sufficiency and Condition of Assets. The assets of each of the Company and the Subsidiaries include all of the assets and properties necessary or required in, or otherwise material to, the conduct of the businesses of each of them as currently conducted and as proposed to be conducted, and such assets are in working condition, except where the failure of such assets to be in working condition would not, singly or in the aggregate, have a Material Adverse Effect.

          (x)  Insurance. Each of the Company and the Subsidiaries maintains reasonably adequate insurance covering its properties, operations, personnel and businesses against losses and risks in accordance with customary industry practice. All such insurance is outstanding and duly in force.

          (y)  Real Property. No condemnation, eminent domain, or similar proceeding exists, is pending or, to the knowledge of the Company Entities, is threatened, with respect to or that could affect any properties or assets of either of the Company or any of the Subsidiaries, except for such proceedings as would not, singly or in the aggregate, have a Material Adverse Effect. Other than as set forth in Schedule 6(y), no owned real property of either of the Company or any of the Subsidiaries is subject to any sales contract, option, right of first refusal or similar agreement or arrangement with any third party. There is no real property currently under contract or subject to an option in favor of any of the Company or any of the Subsidiaries, except for (i) real property which the failure of the Company or any of the Subsidiaries to acquire, would not, singly or in the aggregate, have a Material Adverse Effect, and (ii) the real property listed on Schedule 6(y) hereto.

          (z)  Related Party Transactions. Except as adequately disclosed in the Offering Circular, there are no material related party transactions between any of the Company Entities and (i) any director (or nominee for election as a director) or executive officer of any of the Company Entities, (ii) any beneficial or record owner of more than five percent of any class of the Company's voting securities or (iii) any member of the immediate family of any of the foregoing persons.

          (aa) Taxes. All tax returns required to be filed by either of the Company or by any of the Subsidiaries in any jurisdiction (including foreign jurisdictions) have been filed and, when filed, all such returns were accurate in all material respects, and all taxes, assessments, fees and other charges (including, without limitation, withholding taxes, penalties and interest) due or claimed to be due from either of the Company or from any of the Subsidiaries have been paid, other than those being contested in good faith by appropriate proceedings, or those that are currently payable without penalty or interest and, in each case, for which an adequate reserve or accrual has been established on the books and records of the Company or the Subsidiaries, as applicable, in accordance with generally accepted accounting principles of the United States, consistently applied ("GAAP"). There are no actual or proposed additional tax assessments for any tax period against either of the Company or against any of the Subsidiaries that could, singly or in the aggregate, have a Material Adverse Effect. The charges, accruals and reserves on the books and records of the Company and the Subsidiaries, as applicable, in respect of any tax liability for any tax periods not finally determined are adequate to meet any assessments of tax or re-assessments of additional tax for any such period.

          (bb) Intellectual Property. Other than as would not, singly or in the aggregate, have a Material Adverse Effect, the Company and the Subsidiaries own, possess or are licensed under, and have the right to use, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, "Intellectual Property") currently used in, or necessary for the conduct of, their businesses, free and clear of all Liens, other than Permitted Liens. To the knowledge of the Company Entities, no claims have been asserted by any person challenging the use of any such Intellectual Property by any of the Company or the Subsidiaries or questioning the validity or effectiveness of any license or agreement related thereto, and there is no valid basis for any such claim, and the use of such Intellectual Property by the Company and the Subsidiaries will not infringe on the Intellectual Property rights of any other person.

          (cc) Accounting Controls. Each of the Company and the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) material transactions are executed in accordance with management's general or specific authorization, (ii) material transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any material differences.

          (dd) Financial Statements. The audited historical consolidated financial statements and related notes of the Company and the Subsidiaries contained in the Offering Circular (the "Company Audited Financial Statements") and the unaudited condensed consolidated financial statements and related notes of the Company and the Subsidiaries contained in the Offering Circular (the "Company Interim Financial Statements" and, together with the Company Audited Financial

  Statements, the "Company Financial Statements") present fairly the consolidated financial position, results of operations and cash flows of the Company and the Subsidiaries, as of the respective dates and for the respective periods to which they apply, and have been prepared in accordance with GAAP consistently applied throughout the periods involved and the requirements of Regulation S-X that would be applicable if the Offering Circular were a prospectus included in a registration statement on Form S-1 filed under the Act (the "S-X Requirements"). The summary historical financial data included in the Offering Circular for the Company and the Subsidiaries have been prepared on a basis consistent with that of the Company Financial Statements and present fairly the financial position and results of operations of the Company and the Subsidiaries, on a consolidated basis, as of the respective dates and for the respective periods indicated.

          All other financial, statistical and market and industry related data included in the Offering Circular are fairly and accurately presented in all material respects and are based on or derived from sources the Company believe to be reliable and accurate. Ernst & Young LLP are independent public accountants with respect to the Company.

          (ee) No Material Adverse Change. Subsequent to the respective dates as of which information is given in the Offering Circular, except as adequately disclosed in the Offering Circular, (i) neither of the Company nor any of the Subsidiaries has incurred any liabilities, direct or contingent, that are material, singly or in the aggregate, to any of them, or has entered into any material transactions not in the ordinary course of business, (ii) there has not been any decrease in the capital stock, or any material increase in long-term indebtedness or any material increase in short-term indebtedness of any of the Company or the Subsidiaries, or any payment of or declaration to pay any dividends or any other distribution with respect to any of the Company or the Subsidiaries (other than dividends or distributions between the Company and any of the Guarantors), and (iii) there has not been any material adverse change in the properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole (each of clauses (i), (ii) and (iii), a "Material Adverse Change"). Except as disclosed in the Offering Circular, there is no event that has occurred or that is reasonably likely to occur which, if it were to occur, could reasonably be expected, singly or in the aggregate, to have a Material Adverse Effect or result in a Material Adverse Change.

          (ff) Ratings. No "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act (i) has imposed (or has informed either of the Company or any Guarantor that it is considering imposing) any condition (financial or otherwise) on the Company's or any Guarantor's retaining any rating assigned to any securities of either of the Company or any Guarantor, or (ii) has indicated to either of the Company or any Guarantor that it is considering (A) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned, or (B) any change in the outlook for any rating of any securities of either of the Company or any Guarantor.

          (gg) Solvency. Each of the Company and each Guarantor is incurring its respective indebtedness under the Series A Notes and the Guarantees for proper purposes and in good faith. Immediately before and after giving effect to the issuance of the Series A Notes, (i) the assets of the Company and the Subsidiaries (including the Guarantors), considered as a whole and as a going concern, at a fair valuation, will exceed the sum of their debts, taken as a whole; (ii) the present fair salable value of the assets of the Company and the Subsidiaries (including the Guarantors), considered as a whole and as a going concern, will exceed the amount required to pay their liability on their debts, taken as a whole; (iii) the Company will have adequate capital with which to conduct its present and anticipated businesses; and (iv) neither the Company nor any Guarantor will intend to incur or believe or reasonably should believe that it will incur debts beyond its ability to pay as those debts become due. The Company is not aware of any reason why it would be inappropriate to consider, for purposes of clauses (i) and (ii) above, the Company and the Subsidiaries as a going concern. For purposes of this paragraph, "debts" includes contingent and unliquidated debts.

          (hh) No Solicitation. Neither of the Company nor any of their affiliates nor anyone acting on their behalf has (i) taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Notes or to facilitate the sale or resale of any of the Notes, (ii) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, any of the Notes, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of either of the Company.

          (ii) No Registration. Without limiting clause (r) above, no registration under the Act, and no qualification of the Indenture under the TIA is required for the sale of the Series A Notes and the Guarantees to the Initial Purchasers as contemplated hereby or for the Exempt Resales, assuming (i) that the purchasers in the Exempt Resales are Eligible Purchasers, (ii) the accuracy of the Initial Purchasers' representations contained in Section 7, and (iii) the accuracy of the representations made by each Accredited Investor who purchases the Series A Notes pursuant to an Exempt Resale as set forth in the letter of representation in the form of Annex A to the Offering Circular. No form of general solicitation or general advertising (including, without limitation, as such terms are defined in Regulation D under the Act) was used by either of the Company or any of their respective affiliates or any of their respective representatives in connection with the offer and sale of any of the Series A Notes or in connection with Exempt Resales. No securities of the same class as the Series A Notes have been offered, issued or sold by either of the Company or any of their respective affiliates within the six-month period immediately prior to the date hereof.

          (jj) ERISA. Except as set forth in Schedule 6(jj) hereto, neither of the Company nor any of their respective "Affiliates" maintains a plan that is intended to qualify under Section 401(a) of the Code, or is a "party in interest" or a "disqualified person" with respect to any employee benefit plans. No condition exists or event or transaction has occurred in connection with any employee benefit plan that could result in either of the Company or any such "Affiliate" incurring any liability, fine or penalty that could, singly or in the aggregate, have a Material Adverse Effect. Neither of the Company nor any trade or business under common control with the Company (for purposes of Section 414(c) of the Code) maintains any employee pension benefit plan that is subject to Title IV of the Employee Retirement Income Act of 1974, as amended, or the rules and regulations promulgated thereunder ("ERISA").

          The terms "employee benefit plan," "employee pension benefit plan," and "party in interest" shall have the meanings assigned to such terms in Section 3 of ERISA. The term "Affiliate" shall have the meaning assigned to such term in Section 407(d)(7) of ERISA, and the term "disqualified person" shall have the meaning assigned to such term in section 4975 of the Internal Revenue Code of 1986, as amended, or the rules, regulations and published interpretations promulgated thereunder (collectively the "Code").

          (kk) Investment Company Act and Other Federal Regulations. None of the Company nor any of the Subsidiaries has taken, and none of them will take, any action that may cause this Agreement or the issuance of the Series A Notes to, and none of the Transactions will, violate or result in a violation of Section 7 of the Exchange Act (including, without limitation, Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System). Neither of the Company or any of the Subsidiaries is subject to regulation, or shall become subject to regulation upon the consummation of the Offering and sale of the Series A Notes and the application of the net proceeds thereof as described in the

  Offering Circular, or the consummation of any of the other Transactions, under the Investment Company Act of 1940, as amended, and the rules and regulations and interpretations promulgated thereunder, or under any other Federal or state statute or regulation limiting its ability to incur or assume indebtedness for borrowed money.

          (ll) No Brokers. Neither of the Company nor any of the Subsidiaries has dealt with any broker, finder, commission agent or other person (other than the Initial Purchasers) in connection with the Transactions and neither of the Company or any of the Subsidiaries is under any obligation to pay any broker's fee or commission in connection with the Transactions (other than commissions and fees to the Initial Purchasers as set forth in the Offering Circular).

          (mm) No Labor Disputes. To the knowledge of the Company Entities, none of the Company Entities is engaged in any unfair labor practice. There is (i) no unfair labor practice complaint or other proceeding pending or, to the knowledge of the Company Entities, threatened against either of the Company or any of the Subsidiaries before the National Labor Relations Board or any state, local or foreign labor relations board or any industrial tribunal, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending or, to the knowledge of the Company Entities, threatened, (ii) no strike, labor dispute, slowdown or stoppage pending or, to the knowledge of the Company Entities, threatened against either of the Company or any of the Subsidiaries, and (iii) no union representation question existing with respect to the employees of either of the Company or any of the Subsidiaries, and, to the knowledge of the Company Entities, no union organizing activities are taking place that, in the case of each of clauses (i), (ii) and (iii) above, would, singly or in the aggregate, have a Material Adverse Effect.

          (nn) Environmental Laws. Except as disclosed in the Offering Circular or as otherwise would not, singly or in the aggregate, have a Material Adverse Effect or otherwise require disclosure in the Offering Circular, (i) neither of the Company nor any of the Subsidiaries has been or is in violation of any federal, state or local laws and regulations relating to pollution or protection of human health or the environment, including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of toxic or hazardous substances, materials or wastes, or petroleum and petroleum products ("Materials of Environmental Concern"), or otherwise relating to the protection of human health and safety, or the use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, "Environmental Laws"), which violation includes, but is not limited to, noncompliance with, or lack of, any permits or other environmental authorizations; (ii) there are no circumstances, either past, present or that are reasonably foreseeable, that may lead to any such violation in the future; (iii) neither of the Company nor any of the Subsidiaries has received any communication (written or oral), whether from a Governmental Authority or otherwise, alleging any such violation; (iv) there is no pending or, to the knowledge of the Company Entities, threatened claim, action, investigation, notice (written or oral) or other Proceeding by any person or entity alleging potential liability of either of the Company or any of the Subsidiaries (or against any person or entity for whose acts or omissions the Company or any of the Subsidiaries is or may reasonably be expected to be liable, either contractually or by operation of law) for investigatory, cleanup, or other response costs, or natural resources or property damages, or personal injuries, attorney's fees or penalties relating to (A) the presence, or release into the environment, of any Materials of Environmental Concern at any location, or (B) circumstances forming the basis of any violation or potential violation, of any Environmental Law (collectively, "Environmental Claims"); and (v) there are no past or present actions, activities, circumstances, conditions, events or incidents that could form the basis of any Environmental Claim.

          Each of the Company and the Subsidiaries, as the Company reasonably believes to be necessary and appropriate, (i) has conducted a review of the effect of Environmental Laws on the business, operations and properties of each of the Company and the Subsidiaries, in the course of which, or as a result of which, the Company has identified and evaluated associated costs and liabilities (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities, and any potential liabilities to third parties); and (ii) has conducted, as necessary and appropriate, environmental investigations of, and, in any case, has reviewed reasonably available information regarding, the business, properties and operations of each of the Company and the Subsidiaries, and of other properties within the vicinity (consistent with ASTM or other applicable industry standards with respect to such offsite properties) of their business, properties and operations, as the Company reasonably believes to be necessary and appropriate for the circumstances of each such property and operation; on the basis of such reviews, investigations and inquiries, the Company has reasonably concluded that any costs and liabilities associated with such matters would not have, singularly or in the aggregate, a Material Adverse Effect or otherwise require disclosure in the Offering Circular.

          (oo) Directed Selling Efforts. None of the Company Entities nor any of their respective affiliates or any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company Entities make no representation) has engaged or will engage in any directed selling efforts within the meaning of Regulation S under the Act ("Regulation S") with respect to the Series A Notes or the Guarantees.

          (pp) Offshore Transactions. The Series A Notes offered and sold in reliance on Regulation S have been and will be offered and sold only in offshore transactions, as such term is defined in Regulation S ("Offshore Transactions").

          (qq) No Plan or Scheme. The sale of the Series A Notes pursuant to Regulation S is not part of a plan or scheme to evade the registration provisions of the Act.

          (rr) Regulation S Offering Restrictions. The Company Entities and their respective affiliates and all persons acting on their behalf (other than the Initial Purchasers, as to whom the Company Entities make no representation) have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Series A Notes outside the United States.

          (ss) Restricted Period. The Series A Notes sold in reliance on Regulation S will be represented upon issuance by a temporary global security that may not be exchanged for definitive securities until the expiration of the 40-day restricted period referred to in Rule 903(b)(3) of the Act and only upon certification of beneficial ownership of such Series A Notes by non-U.S. persons or U.S. persons who purchased such Series A Notes in transactions that were exempt from the registration requirements of the Act.

          (tt) Representations and Warranties. Each certificate signed by any officer of any of the Company Entities and delivered to the Initial Purchasers or counsel for the Initial Purchasers in connection with the Transactions shall be deemed to be a representation and warranty by such Company Entities to the Initial Purchasers as to the matters covered thereby.

        7.    Representations and Warranties of the Initial Purchasers. Each Initial Purchaser, severally but not jointly, represents and warrants to the Company and the Guarantors that:

          (a)  QIB or Accredited Investor. It is either a QIB or an Accredited Investor, in either case, with such knowledge and experience in financial and business matters as is necessary in order to evaluate the merits and risks of an investment in the Series A Notes.

          (b)  Eligible Purchasers. It (i) is not acquiring the Series A Notes with a view to any distribution thereof that would violate the Act or the securities laws of any state of the United

  States or any other applicable jurisdiction, and (ii) will be soliciting offers for the Series A Notes only from, and will be reoffering and reselling the Series A Notes only to, persons in the United States whom it reasonably believes to be (A) QIBs in reliance on the exemption from the registration requirements of the Act provided by Rule 144A under the Act, (B) Accredited Investors that execute and deliver to each of the Company and the Initial Purchasers a letter containing certain representations and agreements in the form attached as Annex A to the Offering Circular or (C) Regulation S Purchasers in Offshore Transactions in reliance upon Regulation S under the Act.

          (c)  No General Solicitation. No form of general solicitation or general advertising within the meaning of Section 502(c) of the Act has been or will be used by the Initial Purchaser or any of its representatives in connection with the offer and sale of any of the Series A Notes.

          (d)  Representations of Eligible Purchasers. In connection with the Exempt Resales, it will solicit offers to buy the Series A Notes only from, and will offer and sell the Series A Notes only to, persons whom it reasonably believes to be Eligible Purchasers, who, in purchasing such Series A Notes, will be deemed to have represented and agreed that (i) if such Eligible Purchaser is a QIB that it is purchasing the Series A Notes for its own account or for the account of another QIB; (ii) such Series A Notes have not been registered under the Act or any other applicable securities law, and may not be offered, sold or otherwise transferred prior to the date which is two years (or such other period that may hereafter be provided under Rule 144(k) under the Act as permitting resales of restricted securities by non-affiliates without restriction) after the later of the original issue date of the Series A Notes and the last date on which the Company or any affiliate of the Company was the owner of the Series A Notes (or any predecessor of the Series A Notes) only (A) to the Company pursuant to the indenture governing the Notes, (B) pursuant to a registration statement which has been declared effective under the Act, (C) for so long as the Series A Notes are eligible for resale pursuant to Rule 144A under the Act, to a person who the seller reasonably believes is a QIB that purchases for its own account or the account of a QIB to whom notice is given that the transfer is being made in reliance on Rule 144A under the Act, (D) outside the United States in an Offshore Transaction in accordance with Rule 904 under the Act, (E) to an institutional "accredited investor" within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Act that is acquiring the Series A Notes for its own account or the account of such an institutional "accredited investor," for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Act or (E) pursuant to another available exemption from the registration requirements of the Act, subject to the Company's and the Trustee's right prior to any such offer, sale or transfer pursuant to clause (E) or (F) above to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to each of them, and in each of the foregoing cases, a certificate of transfer in the form appearing on the Series A Notes is completed and delivered by the transferor to the Trustee and in each case in accordance with applicable securities laws of any U.S. state or any other applicable jurisdiction; and (iii) that the holder will, and each subsequent holder is required to, notify any purchaser from it of the Series A Notes of the resale restrictions set forth in clause (ii) above.

          (e)  Power and Authority. It has all requisite power and authority to enter into, deliver and perform its obligations under this Agreement and the Registration Rights Agreement and each of this Agreement and the Registration Rights Agreement has been duly and validly authorized by it.

          (f)    Directed Selling Efforts. Such Initial Purchaser and its affiliates or any person acting on its or their behalf have not engaged and will not engage in any directed selling efforts within the meaning of Regulation S with respect to the Series A Notes or the Guarantees.

          (g)  Offshore Transactions. The Series A Notes offered and sold by such Initial Purchaser pursuant hereto in reliance on Regulation S have been and will be offered and sold only in Offshore Transactions.

          (h)  No Plan or Scheme. The sale of the Series A Notes offered and sold by such Initial Purchaser pursuant hereto in reliance on Regulation S is not part of a plan or scheme to evade the registration provisions of the Act.

          (i)    Regulation S Offering Restrictions. Such Initial Purchaser agrees that it has not offered or sold and will not offer or sell the Series A Notes in the United States or to, or for the benefit or account of, a U.S. Person (other than a distributor), in each case, as defined in Rule 902 under the Act (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering of the Series A Notes pursuant hereto and the Closing Date, other than in accordance with Regulation S of the Act or another exemption from the registration requirements of the Act. Such Initial Purchaser agrees that, during such 40-day restricted period, it will not cause any advertisement with respect to the Series A Notes (including any "tombstone" advertisement) to be published in any newspaper or periodical or posted in any public place and will not issue any circular relating to the Series A Notes, except such advertisements as permitted by and include the statements required by Regulation S.

          (j)    Notice Required. Such Initial Purchaser agrees that, at or prior to confirmation of a sale of Series A Notes by it to any distributor, dealer or person receiving a selling concession, fee or other remuneration during the 40-day restricted period referred to in Rule 903(b)(3) under the Act, it will send to such distributor, dealer or person receiving a selling concession, fee or other remuneration a confirmation or notice to substantially the following effect:

      "The Series A Notes covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of your distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the Offering and the Closing Date, except in either case in accordance with Regulation S under the Securities Act (or Rule 144A under the Securities Act or to institutional "accredited investors," as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) in transactions that are exempt from the registration requirements of the Securities Act), and in connection with any subsequent sale by you of the Series A Notes covered hereby in reliance on Regulation S during the period referred to above to any distributor, dealer or person receiving a selling concession, fee or other remuneration, you must deliver a notice to substantially the foregoing effect. Terms used above have the meanings assigned to them in Regulation S."

          (k)  Regulation S Security. Such Initial Purchaser agrees that the Series A Notes offered and sold in reliance on Regulation S will be represented upon issuance by a global security that may not be exchanged for definitive securities until the expiration of the 40-day restricted period referred to in Rule 903(b)(3) of the Act and only upon certification of beneficial ownership of such Series A Notes by non-U.S. persons or U.S. persons who purchased such Series A Notes in transactions that were exempt from the registration requirements of the Act.

        8. Indemnification.

          (a)  Indemnification of Initial Purchasers. Each of the Company Entities shall, jointly and severally, without limitation as to time, indemnify and hold harmless each of the Initial Purchasers and each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act) any of the Initial Purchasers (any of such persons being hereinafter referred to as a "controlling person"), and the respective officers, directors, partners, employees, representatives and agents of any of the Initial Purchasers and any such controlling person (collectively, the "Purchaser Indemnified Parties"), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and reasonable attorneys' fees) and expenses (including, without limitation, costs and expenses incurred in connection with investigating, preparing, pursuing or defending against any of the foregoing) (collectively, "Losses"), as incurred, directly or indirectly caused by, related to, based upon, arising out of or in connection with (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Circular or the Offering Circular (or any amendment or supplement thereto) or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that neither of the Company nor any Guarantor shall be liable under the indemnity provided in this Section 8(a) to any Purchaser Indemnified Party for any Losses that (A) result solely from an untrue statement of a material fact contained in, or the omission of a material fact from, any Preliminary Offering Circular, which untrue statement or omission was corrected in the Offering Circular (as then amended or supplemented) if it shall have been determined by a court of competent jurisdiction by final and nonappealable judgment that (1) such Purchaser Indemnified Party sold the Notes to the person alleging such Loss and failed to send or give, at or prior to the written confirmation of such sale, a copy of the Offering Circular (as then amended or supplemented), if required by law to have so delivered it, and (2) the Company had previously furnished copies of the corrected Offering Circular to such Purchaser Indemnified Party within a reasonable amount of time prior to such sale or such confirmation, and (3) the corrected Offering Circular, if delivered, would have been a complete defense against the person asserting such Loss; or (B) are based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with the Furnished Information. The parties hereto agree that the only information furnished in writing to the Company by the Initial Purchasers specifically for inclusion in the Preliminary Offering Circular or the Offering Circular is the Furnished Information. The Company shall notify the Initial Purchasers promptly of the institution, threat or assertion of any Proceeding of which either of the Company or any Subsidiary is aware in connection with the matters addressed by this Agreement which involves either of the Company, any of the Subsidiaries or any of the Purchaser Indemnified Parties.

          (b)  Actions Against Parties; Notification. If any Proceeding shall be brought or asserted against any person entitled to indemnification hereunder (an "Indemnified Party"), such Indemnified Party shall give prompt written notice to the party or parties from which such indemnification is sought (the "Indemnifying Parties" and each, an "Indemnifying Party"); provided, that the failure to so notify the Indemnifying Parties shall not relieve any of the Indemnifying Parties from any obligation or liability except to the extent (but only to the extent) that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal) that such Indemnifying Party has been prejudiced materially by such failure.

        The Indemnifying Parties shall have the right, exercisable by giving written notice to an Indemnified Party, within 20 Business Days after receipt of written notice from such Indemnified Party of such Proceeding, to assume, at their expense, the defense of any such Proceeding; provided, that an Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or parties unless: (i) the Indemnifying Parties have agreed to pay such fees and expenses; (ii) the Indemnifying Parties shall have failed promptly to assume the defense of such Proceeding or shall have failed to employ counsel reasonably satisfactory to such Indemnified Party; or (iii) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and one or more Indemnifying Parties (or any affiliates or controlling persons of any of the Indemnifying Parties), and such Indemnified Party shall have been advised by counsel that there may be one or more defenses available to such Indemnified Party that are in addition to, or in conflict with, those defenses available to the indemnifying party or such affiliate or controlling person (in which case, if such Indemnified Party notifies the Indemnifying Parties in writing that it elects to employ separate counsel at the expense of the Indemnifying Parties, the Indemnifying Parties shall not have the right to assume the defense thereof and the reasonable fees and expenses of such counsel shall be at the expense of the Indemnifying Parties; it being understood, however, that, the Indemnifying Parties shall not, in connection with any one such Proceeding or separate but substantially similar or related Proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for such Indemnified Party).

        None of the Indemnifying Parties shall, without the prior written consent of the Indemnified Party, consent to entry of any judgment in or enter into any settlement of any pending or threatened Proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Party is a party thereto) unless such judgment or settlement includes, as an unconditional term thereof, the giving by the claimant or plaintiff to each Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party, from all Losses that may arise from such Proceeding or the subject matter thereof (whether or not any Indemnified Party is a party thereto).

          (c)  Indemnification of the Company Entities. Each of the Initial Purchasers shall, severally but not jointly, indemnify and hold harmless each of the Company Entities and each of their controlling persons and the respective members, managers, officers, directors, partners, employees, representatives and agents of the Company Entities and any such controlling person to the same extent as the foregoing indemnity from the Company Entities to each of the Purchaser Indemnified Parties stated in Section 8(a), but only with respect to Losses that are caused by an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with the Furnished Information. The parties hereto agree that the only information furnished in writing to the Company by the Initial Purchasers specifically for inclusion in the Preliminary Offering Circular or the Offering Circular is the Furnished Information. Notwithstanding the foregoing, any liability of an Initial Purchaser hereunder shall be limited to an amount not to exceed the excess (such excess, the "Aggregate Amount") of (i) the aggregate gross proceeds received by such Initial Purchaser from the sale of the Series A Notes over (ii) the sum of (A) the aggregate price at which such Initial Purchaser purchased the Series A Notes from the Company and (B) the amount of any Losses that such Initial Purchaser or such Initial Purchaser's Purchaser Indemnified Parties otherwise have been required to pay by reason of such untrue or alleged untrue statement of such omission or alleged omission.

          (d)  Contribution. If the indemnification provided for in this Section 8 is unavailable to an Indemnified Party or is insufficient to hold such Indemnified Party harmless for any Losses in respect of which this Section 8 would otherwise apply by its terms (other than by reason of exceptions provided in this Section 8), then each indemnifying party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Subsidiaries, on the one hand, and the Initial Purchasers, on the other hand, from the Offering or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company Entities, on the one hand, and the Initial Purchasers, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. The relative benefits received by the Company Entities, on the one hand, and the Initial Purchasers, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the

  Offering (before deducting expenses) received by the Company Entities, on the one hand, and the total discounts and commissions received by the Initial Purchasers, on the other hand, bear to the total price of the Series A Notes in Exempt Resales as set forth on the cover page of the Offering Circular. The relative fault of the Company Entities, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or any Subsidiary, on the one hand, or the Initial Purchasers, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by an Indemnified Party as a result of any Losses shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any Proceeding, to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section 8 was available to such party.

        Each party hereto agrees that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 8(d), the Initial Purchasers shall not be required to contribute, in the aggregate, any amount in excess of the Aggregate Amount. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (e)  Nonexclusive Remedy. The indemnity and contribution agreements contained in this Section 8 are in addition to any liability that any of the Indemnifying Parties may otherwise have to the Indemnified Parties, and do not limit in any way rights or remedies which may otherwise be available at law or in equity.

        9.    Conditions.

        (a)  Conditions to Obligations of Initial Purchasers. The obligations of the Initial Purchasers to purchase the Series A Notes under this Agreement are subject to the satisfaction or waiver of each of the following conditions:

            (i)  Representations and Warranties of Company Entities. All the representations and warranties of each of the Company Entities in this Agreement and in each of the Transaction Documents to which it is a party shall be true and correct in all material respects (other than representations and warranties with a Material Adverse Effect qualifier or other materiality qualifier, which shall be true and correct as written) at and as of the Closing Date after giving effect to the Transactions with the same force and effect as if made on and as of such date. On or prior to the Closing Date, each of the Company and the Subsidiaries and, to the knowledge of the Company Entities, each other party to the Transaction Documents (other than the Initial Purchasers) shall have performed or complied in all material respects with all of the agreements and satisfied in all material respects all conditions on their respective parts to be performed, complied with or satisfied pursuant to the Operative Documents.

          (ii)  Contents of Offering Circular. The Preliminary Offering Circular as of its date did not, and the Offering Circular, as of its date did not and, without giving effect to any amendment or supplement thereto, as of the Closing Date does not, and each supplement or amendment thereto as of its date did not, contain any untrue statement of a material fact or omit to state any material fact (except, in the case of the Preliminary Offering Circular, for pricing terms, other financial terms intentionally left blank and other changes in the structure of the transaction described in the Preliminary Offering Circular which arose after the date of the Preliminary Offering Circular) necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the foregoing shall not apply to any statements or omissions made by the Company in reliance on and in conformity with the Furnished Information.

          (iii)  Availability of Offering Circular. The Offering Circular shall have been printed and copies made available to the Initial Purchasers not later than 12:00 noon, New York City time, on the first Business Day following the date of this Agreement or at such later date and time as the Initial Purchasers may approve.

          (iv)  No Injunction. No injunction, restraining order or order of any nature by a Governmental Authority shall have been issued as of the Closing Date that would prevent or interfere with the issuance and sale of the Series A Notes and the Guarantees or the consummation of any of the Transactions; and no stop order suspending the qualification or exemption from qualification of any of the Series A Notes in any jurisdiction shall have been issued and no Proceeding for that purpose shall have been commenced or be pending or contemplated.

          (v)  No Proceedings. No action shall have been taken and no Applicable Law shall have been enacted, adopted or issued that would, as of the Closing Date, prevent the consummation of any of the Transactions. No Proceeding shall be pending or threatened other than Proceedings that (A) if adversely determined would not, singly or in the aggregate, adversely affect the issuance or marketability of the Series A Notes, and (B) would not, singly or in the aggregate, have a Material Adverse Effect.

          (vi)  No Material Adverse Change. Since the date as of which information is given in the Offering Circular (without giving effect to any amendment thereto or supplement thereto), there shall not have been any Material Adverse Change.

        (vii)  PORTAL. The Notes shall have (A) been designated PORTAL securities in accordance with the rules and regulations adopted by the NASD relating to trading in the PORTAL market, and (B) received a rating of "B+" and "B2" from Standard & Poor's Corporation and Moody's Investors Services, Inc., respectively.

        (viii)  Maintenance of Rating. As of the Closing Date, (i) there shall not have occurred any downgrading, suspension or withdrawal of, nor shall any notice have been given of any potential or intended downgrading, suspension or withdrawal of, or of any review (or of any potential or intended review) for a possible change that does not indicate the direction of the possible change in, any rating of any securities of either of the Company (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act, (ii) there shall not have occurred any change, nor shall any notice have been given of any potential or intended change, in the outlook for any rating of any securities of either of the Company by any such rating organization and (iii) no such rating organization shall have given notice that it has assigned (or is considering assigning) a lower rating to the Notes than that on which the Notes were marketed.

          (ix)  Officers', Secretary's and Solvency Certificates. The Initial Purchasers shall have received on the Closing Date (A) certificates dated the Closing Date, signed by (1) the Chief Executive Officer, and (2) the principal financial or accounting officer of each of the Company Entities, on behalf of such Company Entity, confirming the matters set forth in paragraphs (i), (ii), (iv), (v), (vi), (viii) and (xiv) of this Section 9(a), (B) a certificate, dated the Closing Date, signed by the (1) Chief Executive Officer and (2) the principal financial or accounting officer of each of the Company Entities, on behalf of each such Company Entity, stating that the industry, statistical and market-related data included in the Offering Circular has been reviewed by such persons and, to the best knowledge of such persons, subject to the risks and limitations described in the Preliminary Offering Circular and the Offering Circular, is true and accurate in all material respects and is based on or derived from sources which the Company believe to be reliable and accurate, which certificate shall be in form and substance satisfactory to counsel for the Initial Purchasers, (C) a certificate, dated the Closing Date, signed by the Secretary of each of the Company Entities, certifying such matters as the Initial Purchasers may reasonably request, and (D) a certificate of solvency, dated the Closing Date, signed by the principal financial or accounting officer of the Company Entities substantially in the form previously approved by the Initial Purchasers.

          (x)  Opinions of Counsel. The Initial Purchasers shall have received, a favorable opinion (in form and substance satisfactory to the Initial Purchasers and counsel to the Initial Purchasers), dated the Closing Date, of each of the following: (A) Ruben & Aronson, LLP, special counsel to the Company Entities, containing opinions substantially to the effect of the opinions set forth in Exhibit A hereto; (B) Jackson & Kelly, special West Virginia counsel to Mountaineer Park, Inc., containing the opinions substantially to the effect of the opinions set forth in Exhibit B hereto; (C) Jones Vargas, special Nevada counsel to Speakeasy Gaming of Las Vegas, Inc. and Speakeasy Gaming of Reno, Inc. containing the opinions substantially to the effect of the opinions set forth in Exhibit C hereto; (D) DKW Law Group, special Pennsylvania counsel to Presque Isle Downs, Inc., containing the opinions substantially to the effect of the opinions set forth in Exhibit D hereto; (E) Crabbe, Brown & James, special Ohio counsel to Racing Acquisition, Inc., containing the opinions substantially to the effect of the opinions set forth in Exhibit E hereto; and (F)  Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Initial Purchasers.

          (xi)  Accountants' Comfort Letters. The Initial Purchasers shall have received from Ernst & Young LLP, independent public accountants with respect to the Company, (1) a customary comfort letter, dated as of the date of the Offering Circular, in form and substance satisfactory to the Initial Purchasers, containing the information and statements of the type ordinarily included in accountants' "comfort letters," with respect to the financial statements of the Company and the Subsidiaries and certain financial information with respect to the Company and the Subsidiaries contained in the Offering Circular and (2) a customary comfort letter, dated the Closing Date, in form and substance satisfactory to the Initial Purchasers, to the effect that Ernst & Young LLP reaffirms the statements made in its letter furnished pursuant to clause (1) above, except that the specified date referred to shall be a date not more than five days prior to the Closing Date.

        (xii)  Execution and Delivery of Documents. The Operative Documents shall have been executed and delivered by all parties thereto and the Initial Purchasers shall have received a fully executed original of each Operative Document.

        (xiii)  Additional Transaction Documents. The Initial Purchasers or their counsel shall have received copies of all opinions, certificates, letters and other documents delivered under or in connection with the Operative Documents.

        (xiv)  Consummation of Transactions. Each of the Transactions shall have been consummated on terms that conform to the description thereof in the Offering Circular. The terms of each Document shall conform in all material respects to the description thereof in the Offering Circular.

        (xv)  Permits. All Permits required to be obtained from, and all notices or declarations required to be made with, any Gaming/Racing Authority or other Governmental Authority to permit the issuance and sale of the Series A Notes and the Guarantees in accordance with the terms of, and in the aggregate principal amount set forth in, this Agreement shall have been obtained and made, in each case free of any conditions other than those set forth in this Agreement; and all Permits (other than the Post-Closing Permits) required to be obtained from, and all notices or declarations required to be made with, any Gaming/Racing Authority or other Governmental Authority to consummate the other Transactions contemplated by the Transaction Documents shall have been obtained and made, in each case free of any conditions other than those set forth in such Transaction Documents or as described in the Offering Circular.

        (xvi)  Filing of Form 8-K. The Company shall have filed with the Commission a Form 8-K containing (A) a "Management's Discussion and Analysis of Financial Condition and Results of Operations" for the year ended December 31, 2002 compared to the year ended December 31, 2001 and (B) audited financial statements and notes thereto as of December 31, 2001 and 2002, and for each of the years in the three-year period ended December 31, 2002 (including a report of Ernst & Young LLP thereon), that, in the case of each of (A) and (B), are substantially identical to those set forth in the Offering Circular.

      (xvii)  Additional Documents. Counsel to the Initial Purchasers shall have been furnished with such documents as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 9 and in order to evidence the accuracy, completeness and satisfaction of the representations, warranties and conditions contained in this Agreement.

        (b)  Conditions to the Company's and the Guarantors' Obligations. The obligations of the Company to sell, and the obligations of the Guarantors to guarantee, the Series A Notes under this Agreement are subject to the satisfaction or waiver of each of the following conditions:

            (i)  Payment. The Initial Purchasers shall have delivered payment to the Company for the Series A Notes pursuant to Sections 2 and 4 of this Agreement and shall have complied in all material respects with all other obligations and agreements required to be complied with by it hereunder on or prior to the Closing Date.

          (ii)  Representations and Warranties. All of the representations and warranties of the Initial Purchasers in this Agreement shall be true and correct in all material respects at and as of the Closing Date, with the same force and effect as if made on and as of such date.

          (iii)  No Injunctions. No injunction, restraining order or order of any nature by a Governmental Authority shall have been issued as of the Closing Date that would prevent or interfere with the issuance and sale of the Series A Notes; and no stop order suspending the qualification or exemption from qualification of any of the Series A Notes in any jurisdiction shall have been issued and no Proceeding for that purpose shall have been commenced or be pending or contemplated as of the Closing Date.

        10.  Termination. This Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto. The Initial Purchasers may terminate this Agreement at any time prior to the Closing Date by written notice to the Company if any of the following has occurred:

          (a)  Material Adverse Effect. Since the date as of which information is given in the Offering Circular, any Material Adverse Effect or any Material Adverse Change that could, in the Initial Purchasers' judgment, (i) make it impracticable or inadvisable to proceed with the Offering or delivery of the Series A Notes, including the Exempt Resales, on the terms and in the manner contemplated in the Offering Circular or (ii) materially impair the investment quality of the Notes.

          (b)  Failure to Satisfy Conditions. The failure of any of the Company Entities to satisfy the conditions contained in Section 9(a) on or prior to the Closing Date.

          (c)  Outbreak of Hostilities. Any outbreak or escalation of hostilities, any declaration of war by the United States, any other calamity, emergency or crisis, any material adverse change in economic conditions in or the financial markets of the United States or elsewhere or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which could make it, in the Initial Purchasers' judgment, impracticable or inadvisable to market or proceed with the offering or delivery of the

  Series A Notes on the terms and in the manner contemplated in the Offering Circular or to enforce contracts for the sale of any of the Series A Notes.

          (d)  Suspension of Trading. The suspension or limitation of trading generally in securities on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market or any setting of limitations on prices for securities on any such exchange or on the Nasdaq National Market.

          (e)  Enactment of Adverse Law. The enactment, publication, decree or other promulgation after the date hereof of any Applicable Law that in the Initial Purchasers' opinion materially and adversely affects, or could materially and adversely affect, the properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of either of the Company or any of the Subsidiaries.

          (f)    Downgrade of Securities. On or after the date hereof, (i) there shall not have occurred any downgrading, suspension or withdrawal of, nor shall any notice have been given of any potential or intended downgrading, suspension or withdrawal of, or of any review (or of any potential or intended review) for a possible change that does not indicate the direction of the possible change in, any rating of any of the Company Entities or any securities of any of the Company Entities (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act, (ii) there shall not have occurred any change, nor shall any notice have been given of any potential or intended change, in the outlook for any rating of any of the Company Entities or any securities of any of the Company Entities (by any such rating organization and (iii) no such rating organization shall have given notice that it has assigned (or is considering assigning) a lower rating to the Notes than that on which the Notes were marketed.

          (g)  Banking Moratorium. The declaration of a banking moratorium by any Governmental Authority; or the taking of any action by any Governmental Authority after the date hereof in respect of its monetary or fiscal affairs that in the Initial Purchasers' opinion could have a material adverse effect on the financial markets in the United States or elsewhere.

        The respective indemnities, contribution and expense reimbursement provisions and agreements, and representations, warranties and other statements of the Company Entities and the Initial Purchasers set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Initial Purchasers or any of the Company Entities, or any of their respective officers, directors, members or managers or any of their respective controlling persons, (ii) acceptance of the Notes, and payment for them hereunder, and (iii) any termination of this Agreement (including, without limitation, any termination pursuant to this Section 10). Without limiting the foregoing, notwithstanding any termination of this Agreement, the Company Entities shall be and shall remain jointly and severally liable (i) for all expenses that they have agreed to pay pursuant to Section 5(f), and (ii) pursuant to Section 8.

        11.  Default of Initial Purchasers. If one of the Initial Purchasers defaults in its obligations to purchase Notes hereunder and the aggregate principal amount of the Notes that such defaulting Initial Purchaser agreed but failed to purchase does not exceed 10% of the total principal amount of the Notes, the non-defaulting Initial Purchaser may make arrangements satisfactory to the Company for the purchase of such Notes by other persons, including the non-defaulting Initial Purchaser, but if no such arrangements are made by the Closing Date, the non-defaulting Initial Purchaser shall be obligated to purchase the Notes that such defaulting Initial Purchaser agreed but failed to purchase. If one Initial Purchaser so defaults and the aggregate principal amount of the Notes with respect to which such default occurs exceeds 10% of the total principal amount of the Notes and arrangements satisfactory to the non-defaulting Initial Purchaser and the Company for the purchase of such Notes by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of the non-defaulting Initial Purchaser or the Company, except as provided in Section 10 hereof. As used in this Agreement, the term "Initial Purchaser" includes any person substituted for an Initial Purchaser under this Section 9. Nothing herein will relieve a defaulting Initial Purchaser from liability for its default.

        12.  Miscellaneous.

        (a)  Notices. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to any of the Company Entities, to MTR Gaming Group, Inc., State Route 2 South, P.O. Box 358, Chester, West Virginia 26034, facsimile number (304) 387-8302, Attention: Chief Financial Officer, with a copy to Ruben & Aronson, LLP, 3299 K Street, N.W., Suite 403, Washington, D.C. 20007, facsimile number (202) 965-3700, Attention: Robert L. Ruben, Esq., and (ii) if to the Initial Purchasers, c/o Jefferies & Company, Inc., 11100 Santa Monica Boulevard, 10th Floor, Los Angeles, California 90025, Attention: Lloyd Feller, Esq., with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, 300 South Grand Avenue, Suite 3400, Los Angeles, California 90071, facsimile number (213) 687-5600, Attention: Nicholas P. Saggese, Esq. (provided, that any notice pursuant to Section 8 hereof will be mailed, delivered, telegraphed or sent by facsimile and confirmed to the party to be notified and its counsel), or in any case to such other address as the person to be notified may have requested in writing.

        (b)  Successors and Assigns. This Agreement has been and is made solely for the benefit of and shall be binding upon each of the Company Entities, the Initial Purchasers and, to the extent provided in Section 8, the controlling persons, officers, directors, partners, employees, representatives and agents referred to in Section 8, and their respective heirs, executors, administrators, successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Series A Notes from the Initial Purchasers merely because of such purchase. Notwithstanding the foregoing, it is expressly understood and agreed that each purchaser who purchases Series A Notes from the Initial Purchasers is intended to be a beneficiary of the Company's covenants contained in the Registration Rights Agreement to the same extent as if the Notes were sold and those covenants were made directly to such purchaser by the Company, and each such purchaser shall have the right to take action against the Company to enforce, and obtain damages for any breach of, those covenants.

        (c)  GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND INTERPRETED, AND THE RIGHTS OF THE PARTIES SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAWS AND RULE 327(b) OF THE NEW YORK CIVIL PRACTICE LAWS AND RULES. EACH OF THE COMPANY ENTITIES HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXTENT PERMITTED BY LAW, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. EACH OF THE COMPANY ENTITIES IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR

PROCEEDINGS BROUGHT IN SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE COMPANY ENTITIES IRREVOCABLY CONSENTS, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE COMPANY OR SUCH GUARANTOR, AS THE CASE MAY BE, AT THE ADDRESS SET FORTH HEREIN, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE INITIAL PURCHASERS TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY OF THE COMPANY ENTITIES IN ANY OTHER JURISDICTION.

        (d)  Counterparts. This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

        (e)  Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. When a reference is made in this Agreement to a Section, paragraph, subparagraph, Schedule or Exhibit, such reference shall mean a Section, paragraph, subparagraph, Schedule or Exhibit to this Agreement unless otherwise indicated.

        (f)    Interpretation. The words "include," "includes," and "including" when used in this Agreement shall be deemed in each case to be followed by the words "without limitation." The phrases "the date of this Agreement," "the date hereof," and terms of similar import, unless the context otherwise requires, shall be deemed to refer to March 19, 2003. The words "hereof," "herein," "herewith," "hereby" and "hereunder" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement. The phrase "to the knowledge of the Company Entities" means the actual knowledge, after due inquiry, of any of the directors or officers of any of the Company Entities. Unless the context otherwise requires, defined terms shall include the singular and plural and the conjunctive and disjunctive forms of the terms defined.

          (g)  Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

          (h)  Amendment. This Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, provided that the same are in writing and signed by each of the signatories hereto.

[signature pages follow]

        Please confirm that the foregoing correctly sets forth the agreement between the Company and the Initial Purchasers.

Very truly yours,
MTR GAMING GROUP, INC.
By:	/s/ EDSON R. ARNEAULT Name: Edson R. Arneault Title: President
MOUNTAINEER PARK, INC
By:	/s/ EDSON R. ARNEAULT Name: Edson R. Arneault Title: President
SPEAKEASY GAMING OF LAS VEGAS, INC.
By:	/s/ EDSON R. ARNEAULT Name: Edson R. Arneault Title: President
PRESQUE ISLE DOWNS, INC.
By:	/s/ EDSON R. ARNEAULT Name: Edson R. Arneault Title: President
RACING ACQUISITION, INC.
By:	/s/ EDSON R. ARNEAULT Name: Edson R. Arneault Title: President
SPEAKEASY GAMING OF RENO, INC.
By:	/s/ EDSON R. ARNEAULT Name: Edson R. Arneault Title: President
ACCEPTED AND AGREED TO:
JEFFERIES & COMPANY, INC.
By:	/s/
WELLS FARGO SECURITIES, LLC
By:	/s/